Exhibit (1)
                             Joint Filing Agreement

      In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, the persons named below agree to the joint filing on behalf of each of them of a Statement of Schedule 13D (including amendments thereto) with respect to the Common Stock of Major Automotive Companies, Inc., and further agree that this Joint Filing Agreement be included as an exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement this 29th day of August, 2001.

Date: August 29, 2001                            Gabry, Inc.


                                                 By: /s/ Gary Ain
                                                     ---------------------------
                                                         Gary Ain
                                                 Title:  President


                                                     /s/ Gary Ain
                                                     ---------------------------
                                                         Gary Ain


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